Exhibit 24

						POWER OF ATTORNEY


    Sze Kuan Sim has signed
certain of these documents as an authorized signatory. Note that copies of the applicable Statement Appointing Designated
Filer and Authorized
Signatories are already on file with the appropriate agencies.